EXHIBIT 99.1

                           [LOGO OF RAMP CORPORATION]

  FOR IMMEDIATE RELEASE                             Contacts:    Investors
                                                                 ---------
  December 10, 2004                                              Andrew Brown
                                                                 212/440-1548

                     Ramp Eliminates $4.9MM of Secured Debt
             Debt Exchange Removes Security Interest on Intellectual
            Property and Clears Way for Future Financing Transactions

New York, NY - Ramp Corporation [AMEX: RCO] today announced that its secured convertible note holders have agreed to exchange their entire secured debt position into restricted common stock of Ramp Corporation. As a result of this exchange, Ramp's assets, including its intellectual property, are no longer subject to a security interest previously held by the convertible note holders. The removal of the debt also eliminates a number of restrictive covenants that have impeded Ramp's ability to fund its operations. Ramp Corporation, through its wholly owned HealthRamp subsidiary, markets the CareGiver and CarePoint suite of technologies.

The note holders' previous covenants included significant anti-dilution rights, stringent blocking conditions regarding subsequent financings and a security interest in all of Ramp's assets. All of the notes converted into restricted common stock based on the closing market price of Thursday December 2nd, and the note holders were issued one million warrants with an exercise price of $1.14 per share. The note holders have rights with respect to the listing and registration of its shares of common stock and warrants.

"This debt-to-equity exchange, in concert with our recently completed and successful reverse split, affords us renewed financial and operational flexibility. We are now poised to attract the necessary capital with which to execute our business plan, and its growth opportunities, for the foreseeable future," stated Ramp CEO and President, Andrew Brown.

Ramp Corporation, through its wholly owned HealthRamp subsidiary, markets the CareGiver and CarePoint suite of technologies. CareGiver allows long term care facility staff to easily place orders for drugs, treatments and supplies from a wireless handheld PDA or desktop web browser. CarePoint enables electronic prescribing, lab orders and results, Internet-based communication, data integration, and transaction processing over a handheld device or browser, at the point-of-care. HealthRamp's products enable communication of value-added healthcare information among physician offices, pharmacies, hospitals, pharmacy benefit managers, health management organizations, pharmaceutical companies and health insurance companies. Additional information about Ramp can be found at www.Ramp.com.

                                      # # #

Safe Harbor Statement: To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the ability of the Company to raise capital to finance the development of its Internet services and related software, the effectiveness, profitability and the marketability of those services, the ability of the Company to protect its proprietary information and to retain and expand its user base, the establishment of an efficient corporate operating structure as the Company grows and, other risks detailed from time-to-time in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.